		James M. Halley Q.C., 2	David W. Buchanan, Q.C.	Derek J. Mullan, Q.C.
		R. Stuart Wells	M. Douglas Howard	W.W. Lyall D. Knott, Q.C.
		William A. Ruskin, 1	Patrick A. Williams	Alexander Petrenko
		Bernard Pinsky, 4	Roy A. Nieuwenburg	William C. Helgason
		William D. Holder	Nigel P. Kent, 1	Douglas W. Lahay
		David W. Kington	Diane M. Bell	Anne L.B. Kober
		R. Brock Johnston	Neil P. Melliship	Kenneth K.C. Ing, 11, 13
		Darren T. Donnelly	Mark S. Weintraub	Neo J. Tuytel
		Ross D. Tunnicliffe	Kevin J. MacDonald	Don C. Sihota
		R. Barry Fraser	James A. Speakman	Kerstin R. Tapping
		Ethan P. Minsky, 6, 7, 9	Brock H. Smith	Nicole M. Byres
		D. Lawrence Munn, 8	John C. Fiddick	R. Glen Boswall
		Hannelie G. Stockenstrom, 12	Bonnie S. Elster	Virgil Z. Hlus, 4
		Samantha Ip	Jonathan L.S. Hodes, 1, 5	Gwendoline Allison
		William L. Macdonald, 8	Aaron B. Singer	L.K. Larry Yen, 10
		Peter M. Tolensky	Jane Glanville	Thea L. Koshman, 1
		Allyson L. Baker, 3	Warren G. Brazier, 4	Amy A. Mortimore
		Veronica P. Franco	Krista Prockiw	Jeffrey F. Vicq, 15
		Brent C. Clark	Conrad Y. Nest, 10	C. Michelle Tribe
		James T. Bryce	Richard T. Weiland	Jonathan C. Lotz
		Cam McTavish	Lisa D. Hobman	Valerie S. Dixon
Reply Attention of Direct Tel. EMail Address Our File No.	Ethan P. Minsky (604) 643-3151 epm@cwilson.com 28740-0001 / CW1725058.3	Niamh Pollak, 14	Satinder K. Sidhu	Dianne D. Rideout
		Tasha L. Coulter	David J. Fenrich	Kari Richardson
		Vikram Dhir, 1	Adam M. Dlin	Marta C. Davidson
		Rina J. Jaswal	Sarah W. Jones	Michal Jaworski
		Tristin R. Lee	Shauna K.H. Towriss	R. Brad Kielmann
Kyle M. Wilson

Associate Counsel: Michael J. Roman
March 11, 2007	Certain lawyers have been admitted to practice in one or more of the following jurisdictions as indicated beside each name:

FIC Investments USA Corp. Suite 990 – 555 West Hastings Street, Vancouver, British Columbia V6B 4N5 Canada	Canada	United States	International
	1 Alberta	4 California	11 Hong Kong
	2 Manitoba	5 Colorado	12 South Africa
	3 Ontario	6 District of Columbia	13 United Kingdom
	15 Saskatchewan	7 Florida	14 Ireland
8 New York
9 Virginia
10 Washington

Dear Sirs:

Re:	FIC Investments USA Corp. - Registration Statement on Form S-1 filed March 11, 2008

     We have acted as counsel to FIC Investments USA Corp. (the "Company"), a Nevada corporation, in connection with the filing of a registration statement on Form S-1 (the "Registration Statement") in connection with the registration under the Securities Act of 1933 of up to 6,000,000 Class “A” Common Voting Shares of the Company (the "Registered Shares") for sale by the Company as further described in the Registration Statement.

In connection with this opinion, we have examined the following documents:

(a)	Articles of Incorporation of the Company;

(b)	Bylaws of the Company;

(c)	Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

(d)	The Registration Statement;

(e)	Officers’ Certificates signed by Michael Lathigee, Chief Executive Officer of the Company, and Earle Pasquill, President of the Company, dated March 10, 2008;

(f)	The Prospectus (the "Prospectus") constituting a part of the Registration Statement.

HSBC Building 800 – 885 West Georgia Street Vancouver BC V6C 3H1 Canada Tel.: 604.687.5700 Fax: 604.687.6314 www.cwilson.com
Some lawyers at Clark Wilson LLP practice through law corporations.

     In addition, we have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

     We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.

     We have assumed that the Articles of Incorporation of the Company will be validly amended to increase the number of Class “A” Common Voting Shares of the Company that the Company is authorized to issue, from 10,000,000 to 100,000,000 (the “Authorized Capital Increase”) before the Company issues the Registered Shares.

     Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that those of the Registered Shares to which the Registration Statement and Prospectus relate will be: (i) if and when the Authorized Capital Increase has been effected; and (ii) if and when issued and delivered upon full payment, duly and validly authorized and issued, fully paid and non-assessable common shares in the capital of the Company.

     This opinion letter is opining upon and is limited to the current federal laws of the United States and Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the Prospectus, and to our being named in the Registration Statement.

Yours truly,

/s/ CLARK WILSON LLP